Exhibit 99.2

Press Release	Source: WinSonic Digital Media Group, Ltd.

Automated Interiors, LLC Benefits from Housing Boom
Friday June 30, 10:10 am ET
Subsidiary of WinSonic Digital Media Group, Ltd. Experiences Impressive Growth in Client List

ATLANTA, June 30, 2006 (PRIMEZONE) -- Winston Johnson, Chairman and Chief Executive Officer of WinSonic Digital Media Group, Ltd. (Other OTC:WDMG.PK - News), announced impressive growth over the past five months in Automated Interiors' clientele, including prominent developers from the Atlanta area. ``Technology is the driving force that motivates residents to enhance their digital lifestyles by installing full home automation,'' stated Mr. Bill Mann, Co-Founder and President/CEO of Automated Interiors, Inc.

Automated Interiors has provided custom electronic services in communities throughout metro Atlanta for developers, builders, owners and residents of Cirillo Homes, EAS Contractors, Inc., Colombo Development, Centennial Park, Autumn Builders, Colonnade Homes (a John Wieland community), Stoneview Condominiums at Lake Martin, Atlanta Mutual Housing Association, Victorious Kidz Child Academy and numerous others. The company is rapidly becoming a leader in fully integrated, interactive residential and commercial solutions.

Jeffrey Fischer's influence has been instrumental in strengthening and maintaining the client base for Automated Interiors. Mr. Fischer, Co-Founder and Director of Enterprise Solutions of Automated Interiors, has 10+ years experience in project design, product research, specification and implementation of audio, video, communication, and control systems. He received training from Custom Electronics Design and Installation Association (CEDIA), and certifications from Imaging Science Foundation, Home Acoustics Alliance, and Crestron. Mr. Fischer's past performance as Systems Engineer and Lead Installer contributes a high degree of proficiency in all areas of systems integration.

``Companies exist that cater exclusively to high net-worth individuals and their lifestyles. Automated Interiors, LLC has brought high net worth luxuries into the average and the average plus household at reasonable prices. The prestige once associated with being a high net worth individual can be felt, seen, and experienced by all,'' stated Joe Morris, COO of WinSonic Digital Media Group, Ltd.

About WinSonic Digital Media Group, Ltd.

WinSonic Digital Media Group, Ltd. is a facilities-based media distribution solutions company with a distinctive video transport concept that enables users to view, interact, and listen to all types of audio, online video and digital TV in full-screen format, at high speeds, superb quality, and greatly reduced costs, while reducing the need for expensive high-speed connections.

Certain statements in this press release that are not historical or current fact constitute ``forward-looking statements'' within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of the company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements are based on our best estimates of future results, performance or achievements that are in turn based upon current conditions and the most recent activities of the company. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms ``may,'' ``will,'' ``potential,'' ``opportunity,'' ``believes,'' ``belief,'' ``expects,'' ``intends,'' ``estimates,'' ``anticipates'' or ``plans'' to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the company's reports and registration statements filed with the Securities and Exchange Commission including, but not limited to, its report on form 10-KSB for December 31, 2004. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by the company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the company or its business or operations.

Contact:
WinSonic Digital Media Group, Ltd.
WinSonic Digital Cable Systems Network, Ltd.
Winston Johnson
(404) 230-5705
(800) 332-2730

Source: WinSonic Digital Media Group, Ltd.